UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2008
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2008, the shareholders and the Board of Directors of The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) approved the adoption of the 2008 Performance Plan (the “2008 Plan”) and the Management Incentive Plan (the “MIP”). The Compensation Committee of the Board of Directors also approved forms of grant agreements under the 2008 Plan.
2008 Performance Plan
The 2008 Plan is designed to advance the interests of Goodyear and its shareholders by strengthening its ability to attract, retain and reward highly qualified executive officers and other employees, to motivate them to achieve business objectives established to promote Goodyear’s long term growth, profitability and success, and to encourage their ownership of Common Stock. The 2008 Plan is also designed to enable Goodyear to provide certain forms of performance-based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2008 Plan authorizes grants and awards of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance and other grants and awards. A total of eight million shares of Common Stock may be issued under the 2008 Plan. Any shares of Common Stock that are subject to awards of stock options or stock appreciation rights will be counted as one share for each share granted for purposes of the aggregate share limit and any shares of Common Stock that are subject to any other awards will be counted as 1.61 shares for each share granted for purposes of the aggregate share limit.
The 2008 Plan will be administered by the Compensation Committee of the Board of Directors which will have the sole authority to, among other things: construe and interpret the 2008 Plan; make rules and regulations relating to the administration of the 2008 Plan; select participants; and establish the terms and conditions of grants and awards.
Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, selected by the Compensation Committee is eligible to receive grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance and other grants and awards under the 2008 Plan. Directors of Goodyear are also eligible to receive awards (other than performance awards) under the 2008 Plan. The selection of participants and the nature and size of grants and awards will be wholly within the discretion of the Compensation Committee. It is anticipated that all officers of Goodyear will receive various grants under the 2008 Plan and approximately 1,000 other employees of Goodyear and its subsidiaries will participate in at least one feature of the 2008 Plan. A participant must be an employee of the Company or a subsidiary or a director of the Company continuously from the date a grant is made through the date of payment or settlement thereof, unless otherwise provided by the

Compensation Committee.
The 2008 Plan will remain in effect until April 8, 2018, unless sooner terminated by the Board of Directors. Termination will not affect grants and awards then outstanding.
The foregoing description of the 2008 Plan is qualified in its entirety by reference to the provisions of the 2008 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Management Incentive Plan
The MIP is designed to advance the interests of Goodyear and its shareholders and assist Goodyear in motivating, attracting and retaining executive officers by providing incentives and financial rewards to those executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code. The MIP will become effective as of January 1, 2009.
The MIP will be administered by the Compensation Committee, which has broad authority to administer and interpret the MIP and its provisions as it deems necessary and appropriate.
Board-appointed officers of Goodyear who are designated by the Board of Directors as “Section 16 officers” and are selected by the Compensation Committee to participate in the MIP are eligible to receive awards under the MIP. Under the MIP, each participant is eligible to receive a maximum performance award equal to a percentage of Goodyear’s EBIT for a performance period established by the Compensation Committee. “EBIT” means the Company’s net sales, less cost of goods sold, and selling, administrative and general expenses, as reported in the Company’s consolidated statement of operations for the applicable performance period, prior to accrual of any amounts for payment under the MIP for the performance period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s consolidated financial statements, notes to the consolidated financial statements or management’s discussion and analysis of financial condition and results of operations.
Specifically, Goodyear’s Chief Executive Officer is eligible to receive a performance award equal to 0.75% of EBIT for a performance period and the other participants in the MIP are each eligible to receive a performance award equal to 0.5% of EBIT for a performance period. The actual performance award granted to a participant is determined by the Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate and/or business unit performance against achievement of financial or non-financial goals, economic and relative performance considerations, and assessments of individual performance. Each award under the MIP will be paid in cash, provided that the Compensation Committee may in its discretion determine that all or a portion of an award shall be paid in shares of Common Stock, restricted stock, stock options or other stock-based or stock denominated units that are issued pursuant to Goodyear’s equity compensation plans in existence at the time of the grant.
The foregoing description of the MIP is qualified in its entirety by reference to the provisions of the MIP, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

10.1	2008 Performance Plan of The Goodyear Tire & Rubber Company
10.2	The Goodyear Tire & Rubber Company Management Incentive Plan
10.3	Form of Non-Qualified Stock Option Grant Agreement
10.4	Form of Non-Qualified Stock Option with Tandem Stock Appreciation Rights Grant Agreement
10.5	Form of Incentive Stock Option Grant Agreement
10.6	Form of Performance Share Grant Agreement
10.7	Form of Restricted Stock Purchase Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: April 11, 2008	By	/s/ C. Thomas Harvie

C. Thomas Harvie Senior Vice President, General Counsel and Secretary